Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 15, 2023, with respect to the consolidated financial statements of EastGroup Properties, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Jackson, Mississippi
May 31, 2023